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                                                                    EXHIBIT 23.3

                                    [LETTERHEAD]


                               November 20, 1996


Advanced Aerodynamics & Structures, Inc.
3060 Airport Way
Long Beach, CA 90806

                    RE: REGISTRATION STATEMENT ON FORM SB-2

Ladies/Gentlemen:

    We are special regulatory counsel for Advanced Aerodynamics & Structures, Inc., a Delaware corporation ("AASI"), in connection with its proposed public offering under the Securities Act of 1933, as amended, of 6,000,000 units ("Units") consisting of 6,000,000 shares of Class A Common Stock, 6,000,000 of Class A Warrants and 6,000,000 Class B Warrants (6,900,000 Units if the overallotment option is exercised in full), through a Registration Statement on Form SB-2 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

    We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement, stating as follows: "The statements herein relating to federal aviation regulatory matters will be passed upon by Boros & Garofalo, P.C., Washington, D.C."

                                          Very truly yours,

                                          BOROS & GAROFALO, P.C.


                                          By: /s/ AARON A. GOERLICH


                                             -----------------------------------


                                              Aaron A. Goerlich, VICE PRESIDENT